Exhibit 99.1

Intercontinental Exchange Announces Strategic Stake in Euroclear

ATLANTA & NEW YORK, October 24, 2017 – Intercontinental Exchange (NYSE:ICE), a leading operator of global exchanges and clearing houses and provider of data and listings services, announced it has acquired a 4.7% stake in Euroclear for EUR 275 million. ICE anticipates having one representative join the Board of Euroclear. Euroclear is a leading provider of post-trade services, including settlement, central securities depositories and related services for cross-border transactions across asset classes.

“We are thrilled to become a shareholder of Euroclear,” said ICE Chairman and CEO Jeffrey C. Sprecher. “Euroclear’s infrastructure plays an increasingly important role as technology, collateral, risk management and regulation continue to drive an emphasis on post-trade services. This transaction demonstrates our continued focus on expanding our investments in mission critical clearing and risk management assets. We look forward to supporting Euroclear's role as an independent provider of vitally important financial market infrastructure services.”

About Intercontinental Exchange

Intercontinental Exchange (NYSE:ICE) is a Fortune 500 company that operates a leading network of global futures, equity and equity options exchanges, as well as global clearing and data services across financial and commodity markets. The New York Stock Exchange is the world leader in capital raising, listings and equities trading.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 7, 2017.

SOURCE: Intercontinental Exchange

ICE- CORP

Media Contact:
Claire Miller
Claire.miller@theice.com

+44 207 065 7745

Investor Contact:
Warren Gardiner
Warren.Gardiner@theice.com
770-835-0114